Exhibit 1.1
Execution Version

UNDERWRITING AGREEMENT
    July 29, 2021

BOFA SECURITIES, INC.
CITIGROUP GLOBAL MARKETS INC.
HSBC SECURITIES (USA) INC.
U.S. BANCORP INVESTMENTS, INC.
As Representatives of the several Underwriters

c/o BOFA SECURITIES, INC.
One Bryant Park
New York, New York 10036

c/o CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013

c/o HSBC SECURITIES (USA) INC.
452 Fifth Avenue
New York, New York 10018

c/o U.S. BANCORP INVESTMENTS, INC.
214 N. Tryon Street, 26th Floor
Charlotte, North Carolina 28202

Ladies and Gentlemen:
Introductory. Celanese US Holdings LLC, a Delaware limited liability company (the “Company”), a wholly-owned subsidiary of Celanese Corporation, a Delaware corporation (the “Parent Guarantor”), proposes to issue and sell to BofA Securities, Inc. (“BofA”), Citigroup Global Markets Inc. (“Citigroup”), HSBC Securities (USA) Inc. (“HSBC”) and U.S. Bancorp Investments, Inc. (“USBI”) and the other several Underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $400 million aggregate principal amount of the Company’s 1.400% Senior Notes due 2026 (the “Notes”). BofA, Citigroup, HSBC and USBI have agreed to act as the representatives of the several Underwriters (the “Representatives”) in connection with the offering and sale of the Securities (as defined below).
The Securities will be issued pursuant to an indenture, dated as of May 6, 2011 (the “Base Indenture”), among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture, to be dated as of the Closing Date (as defined in Section 2 hereof) (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to the Base Indenture, among the Company, the Guarantors and the Trustee. The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a letter of representations, dated September 16, 2010 (the “DTC Agreement”), among the Company and the Depositary.
Subject to the terms and conditions of the Indenture, the payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally by (i) the Parent Guarantor and (ii) the subsidiaries of the Company that are listed on Schedule B hereof as “Subsidiary Guarantors” (collectively with the Parent Guarantor, the “Guarantors”). The Notes and the Guarantees are herein collectively referred to as the “Securities.”

SECTION 1.Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Underwriter that, as of the date hereof and as of the Closing Date:
(a)    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-236294), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) of the Securities Act, together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) of the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Parent Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.
(b)    Compliance with Registration Requirements. The Parent Guarantor and the Company meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).
Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) of the Securities Act and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 7(b) hereof.
The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time and, when taken together with the other information in the Prospectus, at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)    Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.
(d)    The Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, if any, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule C hereto. As of 2:10 p.m. (New York City time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(e)    Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”
(f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule C hereto, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(g)    Distribution of Offering Material by the Company and the Guarantors. Neither the Company nor any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives.
(h)    No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i)    The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and is a valid and binding agreement of the Company and the Guarantors.
(j)    The DTC Agreement. The DTC Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(k)    Authorization of the Notes and the Guarantees. The Notes to be purchased by the Underwriters from the Company will on the Closing Date be in the form contemplated by the Indenture, will have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date will be in the respective forms contemplated by the Indenture and will have been duly authorized pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.
(l)    Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(m)    Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities and Guarantees.”
(n)    No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto), (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition, or in the earnings, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Parent Guarantor and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the

Parent Guarantor and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Parent Guarantor or, except for dividends paid to the Parent Guarantor or any of its other subsidiaries, by any of its subsidiaries on any class of capital stock or repurchase or redemption by the Parent Guarantor or any of its subsidiaries of any class of capital stock.
(o)    Independent Accountants. KPMG LLP, which expressed its opinion with respect to the consolidated financial statements (which term as used in this Agreement includes the related notes thereto) included in the December 31, 2020 Annual Report on Form 10-K of the Parent Guarantor filed with the Commission and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by KPMG LLP or any KPMG non-U.S. member firm affiliate to the Parent Guarantor or any of its subsidiaries have been approved by the Audit Committee of the Board of Directors of the Parent Guarantor.
(p)    Preparation of the Financial Statements. The consolidated financial statements of the Parent Guarantor, together with the related schedules and notes, filed with the Commission as part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such consolidated financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” presents fairly the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, except that any non-GAAP financial measures included under such captions have not been presented in accordance with GAAP. The statistical and market-related data and forward-looking statements included in the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission's rules and guidelines applicable thereto.
(q)    Incorporation and Good Standing of the Company and the Guarantors. Each of the Company and the Guarantors has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under each of this Agreement, the DTC Agreement, the Securities and the Indenture, as applicable. Each of the Company and the Guarantors is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each of the Company and the Guarantors (other than the Parent Guarantor) has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Parent Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Disclosure Package and the Prospectus. The Parent Guarantor does not own or control, directly or indirectly, any corporation, association or other entity that would be required to be listed in Exhibit 21 to an Annual Report on Form 10-K of the Parent Guarantor, other than those listed in Exhibit 21.1 to the Parent Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(r)    Capitalization and Other Capital Stock Matters. At June 30, 2021, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Parent Guarantor would have an authorized and outstanding capitalization as set forth in the Disclosure Package and Prospectus under the caption “Capitalization” (other than for subsequent share repurchases pursuant to Rule 10b-18 of the Exchange Act and subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus). All of the outstanding shares of common stock of the Parent Guarantor (the “Common Stock”) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Parent Guarantor.
(s)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Parent Guarantor nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Parent Guarantor or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, that certain Credit Agreement, dated as of January 7, 2019, among Celanese Corporation, Celanese US Holdings LLC, Celanese Europe B.V., Elwood C.V., certain subsidiaries of Celanese US Holdings LLC from time to time party thereto as borrowers, each lender from time to time party thereto, Bank of America, N.A., as administrative agent, a swing line lender and an L/C issuer, and the other financial institutions party thereto), or to which any of the property or assets of the Parent Guarantor or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of this Agreement, the DTC Agreement and the Indenture by the Company and the Guarantors, as applicable, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any Guarantor, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent Guarantor or any of its subsidiaries pursuant to, or require the consent of any other party to, any

Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Parent Guarantor or any subsidiary, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement, the DTC Agreement or the Indenture by the Company and the Guarantors, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Disclosure Package and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Parent Guarantor or any of its subsidiaries.
(t)    No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Parent Guarantor or the Company’s knowledge, threatened (i) against or affecting the Parent Guarantor or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Parent Guarantor or any of its subsidiaries and that, with respect to any such action, suit or proceeding, if determined adversely to the Parent Guarantor or such subsidiary, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.
(u)    Intellectual Property Rights. To the knowledge of the Parent Guarantor, the Parent Guarantor and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, trade secrets, licenses of the foregoing and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Parent Guarantor nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others (other than any such notice received more than one year before the date hereof with respect to which no action has been taken during such one (1) year period to the Parent Guarantor’s knowledge), which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.
(v)    Cyber Security; Data Protection. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Parent Guarantor and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Parent Guarantor and the subsidiaries as currently conducted. The Parent Guarantor and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect the integrity, continuous operation, redundancy and security of all IT Systems and data processed or stored in connection with their businesses, including all personal, personally identifiable, sensitive, confidential or regulated information and data (“Protected Data”). There have been no breaches, violations, outages, or unauthorized uses of or accesses to the IT Systems and Protected Data, except for those that have been remedied without material cost or liability or the duty to notify any other person or any such breaches, violations, outages or unauthorized uses or accesses to the same that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, nor are there any incidents under internal review or investigation relating to the same. The Parent Guarantor and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Protected Data and to the protection of such IT Systems and Protected Data from unauthorized use, access, misappropriation or modification.
(w)    All Necessary Permits, etc. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) the Parent Guarantor and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses as described in the Disclosure Package and the Prospectus, and (ii) neither the Parent Guarantor nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.
(x)    Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Parent Guarantor and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(p) hereof (except for any leased properties or assets classified as owned in accordance with GAAP), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Disclosure Package and the Prospectus and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made of such property by the Parent Guarantor or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Parent Guarantor or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made of such real property, improvements, equipment or personal property by the Parent Guarantor or such subsidiary.
(y)    Tax Law Compliance. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) the Parent Guarantor and each of its consolidated subsidiaries has filed all federal, state, provincial, local and foreign tax returns required to be filed and has paid all taxes (including taxes payable in the capacity of a withholding agent) required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it except as may be being contested in good faith and by appropriate proceedings, (ii) the Parent Guarantor has made charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(p) hereof in respect of all taxes for all periods as to which the tax liability of the Parent Guarantor or any of its consolidated subsidiaries has not been finally determined and (iii) there is no deficiency, assessment or other claim made in writing that is due and payable by the Parent Guarantor or any of its consolidated subsidiaries.
(z)    Investment Company Act of 1940, as Amended. Neither the Company nor any Guarantor is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(aa)    Insurance. Each of the Parent Guarantor and its subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. The Parent Guarantor has no reason to believe that it or any subsidiary will not be able (i) to renew its material existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Parent Guarantor nor any subsidiary has been denied any material insurance coverage which it has sought or for which it has applied.
(bb)    No Price Stabilization or Manipulation. None of the Company or any of the Guarantors has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(cc)    Solvency. The Parent Guarantor and its subsidiaries on a consolidated basis are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.
(dd)    Compliance with Sarbanes-Oxley. The Parent Guarantor and its subsidiaries are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
(ee)    The Parent Guarantor’s Accounting System. The Parent Guarantor and its subsidiaries maintain accounting controls that are designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission's rules and guidelines applicable thereto.
(ff)    Disclosure Controls and Procedures. The Parent Guarantor has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Parent Guarantor and its subsidiaries is made known to the chief executive officer and chief financial officer of the Parent Guarantor by others within the Parent Guarantor or any of its subsidiaries.

(gg)    Regulations T, U, X. Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
(hh)    Compliance with and Liability under Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each of the Parent Guarantor and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Parent Guarantor or its subsidiaries under applicable Environmental Laws; (ii) neither the Parent Guarantor nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Parent Guarantor or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Parent Guarantor has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Parent Guarantor or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Parent Guarantor’s knowledge, threatened against the Parent Guarantor or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Parent Guarantor or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Parent Guarantor nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Parent Guarantor or any of its subsidiaries; and (vi) to the best of Parent Guarantor’s knowledge, there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Hazardous Material, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Parent Guarantor or any of its subsidiaries, including without limitation, any such liability which the Parent Guarantor or any of its subsidiaries has retained or assumed either contractually or by operation of law.
For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Hazardous Materials; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Hazardous Materials. “Hazardous Materials” means any substance, material, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, defined or regulated under any Environmental Law as hazardous or toxic. “Release” means any release, spill, emission, discharge, deposit, disposal, leak, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility of Hazardous Materials.
(ii)    ERISA Compliance. Except as would not, individually or in the aggregate, result in a Material Adverse Change, the Parent Guarantor and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Parent Guarantor, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA. “ERISA Affiliate” means, with respect to the Parent Guarantor or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Parent Guarantor or such subsidiary is a member. Except as would not, individually or in the aggregate, result in a Material Adverse Change, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Parent Guarantor, its subsidiaries or any of their ERISA Affiliates. Neither the Parent Guarantor, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from (including any liability under Section 4062(e) of ERISA), any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Except as would not, individually or in the aggregate, result in a Material Adverse Change, each “employee benefit plan” established or maintained by the Parent Guarantor, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(jj)    Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Parent Guarantor’s knowledge, threatened against the Parent Guarantor or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Parent Guarantor’s knowledge, threatened, against the Parent Guarantor or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Parent Guarantor’s knowledge, threatened against the Parent Guarantor or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Parent Guarantor or any of its subsidiaries and, to the best of the Parent Guarantor’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.
(kk)    No Unlawful Contributions or Other Payments. Neither the Parent Guarantor nor any of its subsidiaries nor, to the knowledge of the Parent Guarantor, any director, officer, agent, employee or affiliate of the Parent Guarantor or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or the Bribery Act 2010 of the United Kingdom (the “Bribery Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the Bribery Act; and the Parent Guarantor, its subsidiaries and, to the knowledge of the Parent

Guarantor, its affiliates have conducted their businesses in compliance with the FCPA or the Bribery Act and have instituted and maintain and enforced policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or the Bribery Act, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.
“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
(ll)    No Conflict with Money Laundering Laws. The operations of the Parent Guarantor and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Parent Guarantor, threatened.
(mm)    No Conflict with Sanctions Laws. None of the Parent Guarantor, any of its subsidiaries or, to the knowledge of the Parent Guarantor, any director, officer, agent, employee, affiliate or representative of the Parent Guarantor or any of its subsidiaries is an individual or entity that is currently, or is owned or controlled by individuals or entities that are, the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Parent Guarantor or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and neither the Company nor the Parent Guarantor will, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions (currently Iran, North Korea, Syria, Cuba and the region of Crimea) or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Parent Guarantor and its subsidiaries have instituted and maintain policies and procedures designed to prevent Sanctions violations (by the Parent Guarantor and its subsidiaries and by persons associated with the Parent Guarantor and its subsidiaries).
Any certificate signed by an officer of the Company or any Guarantor and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Guarantor to each Underwriter as to the matters set forth therein.
SECTION 2.    Purchase, Sale and Delivery of the Securities.
    (a)    The Securities. Each of the Company and the Guarantors agrees to issue and sell to the Underwriters, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, the Underwriters agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 99.299% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.
    (b)    The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Cahill Gordon & Reindel LLP, 32 Old Slip, New York, NY 10005 (or such other place as may be agreed to by the Company and the Representatives) at 10:00 a.m. New York City time, on August 5, 2021, or such other time and date as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).
    (c)    Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed by the Representatives as, in their sole judgment, they have determined is advisable and practicable.
    (d)    Payment for the Notes. Payment for the Notes shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Company.
It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes. Each of BofA, Citigroup, HSBC or USBI individually, and not as a Representative of the Underwriters, may (but shall not be obligated to (other than pursuant to Section 16 hereof)) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

    (e)    Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
    (f)    Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. New York City time on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.
SECTION 3.    Additional Covenants. Each of the Company and the Guarantors, jointly and severally, further covenants and agrees with each Underwriter as follows:
(a)    Representative Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the

Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Underwriters reasonably object.
(b)    Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Applicable Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.
(c)    Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission and the New York Stock Exchange (“NYSE”) pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
(d)    Final Term Sheet. The Company will prepare a final term sheet in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).
(e)    Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that it (i) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the

Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 of the Securities Act, or (b) contains only (1) information describing the preliminary terms of the Securities or their offering or other information included in the Disclosure Package, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 1(d) or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.
(f)    Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If at any time during the Prospectus Delivery Period, (i) any event shall occur or condition shall exist as a result of which any of the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Registration Statement, Disclosure Package or the Prospectus to comply with law, the Company and the Guarantors will immediately notify the Underwriters thereof and forthwith prepare (subject to Section 3(a) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters such amendments or supplements to any of the Registration Statement, Disclosure Package or the Prospectus, or any new registration statement, as may be necessary so that the statements in any of the Disclosure Package or Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Registration Statement, Disclosure Package or Prospectus will comply with all applicable law, and the Company shall not file or use any such proposed amendment or supplement to which the Underwriters reasonably object.
(g)    Copies of the Prospectus. The Company agrees to furnish the Underwriters, without charge, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may request.
(h)    Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Representatives and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
(i)    Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.
(j)    Depositary. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.
(k)    Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.
(l)    Future Reports to the Representatives. During the period of two years hereafter the Company will furnish to the Representatives (i) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; and (ii) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any securities exchange.
(m)    No Manipulation of Price. Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.
(n)    Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue during the Prospectus Delivery Period as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
(o)    [Reserved].

(p)    Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.
The Representatives on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.
SECTION 4.    Payment of Expenses. Each of the Company and the Guarantors, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, this Agreement, the Indenture, the DTC Agreement and the Securities, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions reasonably designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda) and any related supplements to the Disclosure Package or the Prospectus, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriters in connection with the review by FINRA, if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement, (x) all reasonable and documented out-of-pocket costs and expenses in connection with the “roadshow” and any other meetings with prospective investors in the Securities, including the transportation and other expenses incurred by or on behalf of the Underwriters, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 4. Except as provided in this Section 4 and Sections 6, 7 and 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
SECTION 5.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)    Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from KPMG LLP, the independent registered public accounting firm for the Parent Guarantor, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering the financial information in the Disclosure Package and other customary matters. In addition, on the Closing Date, the Underwriters shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 business days prior to the Closing Date.
(b)    Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Securities:
(i)    the Company shall have filed the Prospectus with the Commission (including the information required by Rules 430A, 430B and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;
(ii)    the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and
(iii)    no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.
(c)    No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:
(i)    in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and
(ii)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading in the rating accorded the Parent Guarantor or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.
(d)    Opinion of Counsel for the Company. On the Closing Date, the Underwriters shall have received (i) the opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A and (ii) the opinion of Michael Sullivan, Vice President, Deputy General Counsel and Assistant Secretary of the Parent Guarantor, dated as of such Closing Date, the form of which is attached as Exhibit B.

(e)    Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.
(f)    Officers’ Certificate. On the Closing Date the Underwriters shall have received a written certificate executed by an executive officer and a principal financial or accounting officer of the Company, dated as of the Closing Date, to the effect set forth in Section 5(c)(ii) hereof, and further to the effect that:
(i)    for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;
(ii)    the representations and warranties of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and
(iii)    the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.
(g)    Indenture; Securities. The Company and the Guarantors shall have executed and delivered the Indenture and the Securities, in form and substance reasonably satisfactory to the Underwriters, and the Underwriters shall have received executed copies thereof.
(h)    Additional Documents. On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 7 and 8 hereof shall at all times be effective and shall survive such termination.
SECTION 6.    Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 9(i)(x) or (iv) hereof, including if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors, jointly and severally, agree to reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.    Indemnification.
(a)    Indemnification of the Underwriters. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Underwriter, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in Section 7(b) hereof. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company or the Guarantors may otherwise have.
(b)    Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each officer of the Company or a Guarantor who signed the Registration Statement, each of their respective directors and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor, any officer of the Company or a Guarantor who signed the Registration Statement or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any

Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and to reimburse the Company, any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information that the Underwriters through the Representatives have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the eleventh paragraph (beginning “Neither we nor any of the underwriters...”) under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 7. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses of counsel subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by the Representatives (in the case of counsel representing the Underwriters or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
(d)    Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.
SECTION 8.    Contribution. If the indemnification provided for in Section 7 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7 hereof for purposes of indemnification.
The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.
Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 8, each affiliate, director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company or any Guarantor, each officer of the Company or a Guarantor who signed the Registration Statement and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.
SECTION 9.    Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) (x) trading or quotation in any of the Company’s securities shall have been suspended or limited on any exchange or in any over-the-counter market or (y) trading in securities generally on the Nasdaq Stock Market, the NYSE or the over-the-counter market shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of U.S. federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any international or national crisis or calamity, or any change or development involving a prospective change in the United States or international financial markets, that in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities or (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 9 shall be without liability on the part of (i) the Company or any Guarantor to any Underwriter, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Underwriters to the extent required by Sections 4 and 6 hereof, (ii) any Underwriter to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 7 and 8 hereof shall at all times be effective and shall survive such termination.
SECTION 10.    Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
SECTION 11.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:
If to the Underwriters:
BofA Securities, Inc.
1540 Broadway
New York, New York 10036
Facsimile:    (212) 901-7881
Attention:    High Grade Debt Capital Markets Transaction Management/Legal

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Facsimile:    (646) 291-1469
Attention:    General Counsel
HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
Facsimile:    (646) 366-3229
Attention:    Transaction Management Group
U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, North Carolina 28202
Facsimile:    (704) 335-2393
Attention:    Credit Fixed Income
with a copy to:

Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Facsimile:     (212) 269-5420
Attention:     John A. Tripodoro, Esq.
If to the Company or the Guarantors:

Celanese Corporation
222 W. Las Colinas Blvd.
Suite 900N
Irving, Texas 75039
Facsimile:     (214) 258-9730
Attention:    General Counsel

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.
SECTION 12.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 7 and 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.
SECTION 13.    Authority of the Representatives. Any action by the Underwriters hereunder may be taken by BofA, Citigroup, HSBC and USBI on behalf of the Underwriters, and any such action taken by BofA, Citigroup, HSBC and USBI shall be binding upon the Underwriters.
SECTION 14.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 16.    Default of One or More of the Several Underwriters. If any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date. If any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 7 and 8 hereof shall at all times be effective and shall survive such termination. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.
As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
SECTION 17.    No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.
SECTION 18.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the capacity and authority to execute this Agreement through electronic means. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
SECTION 19.    Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and addresses of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
SECTION 20.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this

Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 20:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
    (i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
    (ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
    (iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.
Very truly yours,
CELANESE US HOLDINGS LLC
By:    /s/ Scott A. Richardson
Name: Scott A. Richardson
Title: President
CELANESE CORPORATION
as Guarantor
By:    /s/ Scott A. Richardson
Name: Scott A. Richardson
Title: Executive Vice President and Chief Financial Officer
CELANESE AMERICAS LLC
as Guarantor
By:    /s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer
CELANESE ACETATE LLC
as Guarantor
By:    /s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer
CELANESE CHEMICALS, INC.
as Guarantor
By:    /s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer
CNA HOLDINGS LLC
as Guarantor
By:    /s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE INTERNATIONAL CORPORATION
as Guarantor
By:    /s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer
CELTRAN, INC.
as Guarantor
By:    /s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer
KEP AMERICAS ENGINEERING PLASTICS, LLC
as Guarantor
By:    /s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer
TICONA FORTRON INC.
as Guarantor
By:    /s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer
TICONA POLYMERS, INC.
as Guarantor
By:    /s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer
TICONA LLC
as Guarantor
By:    /s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE GLOBAL RELOCATION LLC
as Guarantor
By:    /s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer
CELANESE LTD.
as Guarantor
By: CELANESE INTERNATIONAL CORPORATION,
its general partner
By:    /s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer
CELANESE SALES U.S. LTD.
as Guarantor
By: CELANESE INTERNATIONAL CORPORATION,
its general partner
By:    /s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.
BOFA SECURITIES, INC.
Acting on behalf of itself
and as a Representative of
the several Underwriters

By:  BOFA SECURITIES, INC.
By:    /s/ Happy Hazelton
Name: Happy Hazelton
Title: Managing Director
[Signature Page to Underwriting Agreement]

CITIGROUP GLOBAL MARKETS INC.
Acting on behalf of itself
and as a Representative of
the several Underwriters

By:  CITIGROUP GLOBAL MARKETS INC.
By:    /s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director
[Signature Page to Underwriting Agreement]

HSBC SECURITIES (USA) INC.
Acting on behalf of itself
and as a Representative of
the several Underwriters

By:  HSBC SECURITIES (USA) INC.
By:    /s/ Alexei Remizov
Name: Alexei Remizov
Title: Managing Director
[Signature Page to Underwriting Agreement]

U.S. BANCORP INVESTMENTS, INC.
Acting on behalf of itself
and as a Representative of
the several Underwriters

By:  U.S. BANCORP INVESTMENTS, INC.
By:    /s/ David Wood
Name: David Wood
Title: Managing Director
[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$68,000,000
Citigroup Global Markets Inc.	$68,000,000
HSBC Securities (USA) Inc.	$68,000,000
U.S. Bancorp Investments, Inc.	$68,000,000
Deutsche Bank Securities Inc.	$32,000,000
J.P. Morgan Securities LLC	$32,000,000
MUFG Securities Americas Inc.	$32,000,000
PNC Capital Markets LLC	$10,640,000
SMBC Nikko Securities America, Inc.	$10,680,000
UniCredit Capital Markets LLC	$10,680,000
Total	$400,000,000

SCHEDULE B

Subsidiary Guarantors

Celanese Americas LLC
Celanese Acetate LLC
Celanese Chemicals, Inc.
CNA Holdings LLC
Celanese International Corporation
Celtran, Inc.
KEP Americas Engineering Plastics, LLC
Ticona Fortron Inc.
Ticona Polymers, Inc.
Ticona LLC
Celanese Global Relocation LLC
Celanese Ltd.
Celanese Sales U.S. Ltd.

SCHEDULE C

Issuer Free Writing Prospectuses

1.Final Term Sheet dated July 29, 2021, substantially in the form filed with the Commission.

2.Any electronic road show.

EXHIBIT A
Form of opinion of Gibson Dunn & Crutcher LLP to be delivered pursuant to Section 5 of the Underwriting Agreement.
[Provided under separate cover]
Exhibit A-1

EXHIBIT B

Opinion of Michael Sullivan, Vice President, Deputy General Counsel and Assistant Secretary of the Parent Guarantor delivered pursuant to Section 5 of the Underwriting Agreement.
(i)    Neither the Company nor any of the Guarantors is in violation of its Organizational Documents.
(ii)    All of the issued and outstanding capital stock of the Company and each Guarantor has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Parent Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim.
Exhibit B-1